Exhibit 99.(a)(2)

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                                 Amendment No. 1
                             Dated December 7, 1993
                                       to
                       Agreement and Declaration of Trust

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                                                              Tax Identification
                                                                  No. 04-3196366

                        THE COMMONWEALTH OF MASSACHUSETTS
                 Office of the Massachusetts Secretary of State
                         Michael J. Connolly, Secretary
                    One Ashburton Place, Boston, Mass. 02108

                  CERTIFICATE OF VOTE OF TRUSTEES ESTABLISHING
                           A CLASS OF PREFERRED SHARES

      I, John R. LeClaire, Secretary of The Massachusetts Health & Education Tax Exempt Trust (the "Trust"), located at 225 Franklin Street, Boston, MA 02110, do hereby certify that at a meeting of the trustees of the Trust held on November 19, 1993, the following vote establishing and designating a class of preferred shares of beneficial interest and determining the relative rights and preferences thereof was duly adopted:

            FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article IV of its Agreement and Declaration of Trust (which, as amended or restated from time to time, is, together with this Certificate of Vote, hereinafter called the "Declaration of Trust"), the Board of Trustees hereby authorizes the issuance by the Trust of a series of 400 shares of its authorized preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"), liquidation preference $50,000 per share, designated Auction Preferred Shares (the "APS").

            SECOND:     The  preferences,  voting  powers,  qualifications,  and
                        special  or  relative   rights  or   privileges  of  the
                        Preferred Shares of beneficial interest are as follows:

                                   DESIGNATION

      APS: The 400 preferred shares of beneficial interest, $.01 par value, liquidation preference $50,000 per share, are hereby designated "Auction Preferred Shares" (hereinafter, "APS"). Each share of APS issued on the Date of Original Issue shall have an Applicable Rate for its Initial Dividend Period (which period shall commence on December 13, 1993 and continue to and include Wednesday, December 22, 1993) equal to 2.10% per annum and shall have an initial Dividend Payment Date of Thursday, December 23, 1993; further, the APS shall have such other preferences, limitations and relative voting rights, in addition to those required by applicable law, as are set forth in Part I and Part II of this Certificate of Vote. The APS shall constitute a separate series of Preferred Shares of beneficial interest of the Trust, and each share of APS shall be identical except as provided in Section 3 of Part I of this Certificate of Vote.

      The Board of Trustees may in its discretion authorize the issuance, and the Trust may issue, authorized but unissued shares of APS at any time; provided that the Trust obtains written

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confirmation  from  Moody's  (if  Moody's  is then  rating the APS) or any Other
Rating Agency then rating the APS which so requires, that the issuance of such shares of APS would not impair the rating then assigned by such rating agency to the APS. In addition, the Board of Trustees may classify or reclassify additional shares of the Trust's authorized Preferred Shares as APS, with the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms of the APS herein described, except that the Applicable Rate for its initial Dividend Period, its initial Dividend Payment Date and any other changes in the terms herein set forth shall be as set forth in the Certificate of Vote classifying or reclassifying such shares as APS. No holder of APS shall have, solely by reason of being such a holder of APS, any right to acquire, purchase or subscribe for any APS, common shares of beneficial interest, par value $ .01 per share, of the Trust or other securities of the Trust which it may hereafter issue or sell (whether out of the number of shares authorized by the Declaration of Trust, or out of any shares acquired by the Trust after the issuance thereof, or otherwise).

      As used in Part I and Part II of this Certificate of Vote, capitalized terms shall have the respective meanings provided in Section 15 of Part I and
Section 1 of Part II.

                                     PART I

      1. Fractional and Redeemed Shares: Ranking. (a) No fractional APS shall be issued.

            (b) Any APS which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

            (c) The APS shall rank on a parity with shares of any other series of Preferred Shares (including any other series of APS) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

      2. Dividends. (a) The Holder of any of the Outstanding APS shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum thereof, determined as set forth in paragraph (c) of this Section 2, and no more (except to the extent set forth in Section 12 of this Part I), payable on the respective dates (each a "Dividend Payment Date") determined as set forth in paragraph (b) of this Section 2. Dividends on the APS issued on the Date of Original Issue shall accumulate at the Applicable Rate per annum from the Date of Original Issue thereof and with respect to subsequently issued APS, from the date on which such APS are issued.

            (b) (i) Dividends shall be payable with respect to Outstanding shares of APS, subject to subparagraph (b)(ii) of this Section 2, on Thursday, December 23, 1993 and each Thursday thereafter, provided that if the Trust, subject to the conditions set forth in Section 4 of this Part I, designates any Subsequent Dividend


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period as a Special Dividend Period, dividends will be payable: (1) with respect to a Special Dividend Period of fewer than 35 days, the day after the last day thereof and (2) with respect to a Special Dividend Period of 35 days or more, the first Business Day of each calendar month thereafter provided, that in any calendar month in which an Auction Date is scheduled to occur, dividends shall be payable on the first Business Day next succeeding such Auction Date.

      After any Special Dividend Period, dividends on the APS shall be payable, subject to subparagraph (b)(ii) of this Section 2, on each succeeding Thursday, subject to the option of the Trust to further designate from time to time any Subsequent Dividend Period as a Special Dividend Period.

            (ii) In the case of dividends that would otherwise be payable on a Monday, Tuesday, Wednesday, Thursday or Friday as determined by subparagraph
(b)(i) of this Section 2, including clause (1) or (2) of the proviso thereto, if
(i) the Monday or Tuesday that would otherwise be the Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day that falls after such Monday or Tuesday, or (ii) the Wednesday, Thursday or Friday that would otherwise be the Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day that falls prior to such Wednesday, Thursday or Friday.

            (iii) The Trust shall pay to the Auction Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date of the APS, an aggregate amount of funds available on the next Business Day in New York City, equal to the dividends to be paid to all Holders of Outstanding shares of APS on such Dividend Payment Date.

            (iv) All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any late charges pursuant to subparagraph
(c)(i) of this Section 2) shall be held in trust for the payment of such dividends (and any such late charge) by the Auction Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any late charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

            (v) Each dividend on the Outstanding APS shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share books of the Trust on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.


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            (c) (i) The  dividend  rate on the APS issued on the initial Date of
Original Issue during the period from and after the Date of Original Issue thereof to and including the last day of the Initial Dividend Period therefor shall be equal to the rate per annum set forth with respect to such APS under "Designation," above. For each Subsequent Dividend Period of any of the APS Outstanding thereafter, the dividend rate shall be equal to the rate per annum that results from an Auction for such APS on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that the Board of Trustees may establish a dividend rate for any newly issued APS in connection with the issuance thereof prior to the first Auction with respect to such APS and stated in a Certificate of Vote; and provided further, however, that if an Auction for any Subsequent Dividend Period of the APS is not held for any reason or if a Failure to Deposit occurs with respect to the Initial Dividend Period or any Subsequent Dividend Period and such failure has not been cured as set forth below prior to any succeeding Subsequent Dividend Period thereof, then, subject to the next succeeding provision, the dividend rate on the APS for the Initial Dividend Period or any such Subsequent Dividend Period shall be the Maximum Rate (as defined herein) on the Auction Date for such Subsequent Dividend Period; provided, further, however, that if any Failure to Deposit shall have occurred with respect to the APS during any Rate Period thereof, and prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with the next succeeding sentence, or if the Trust shall not have paid to the Auction Agent a late charge equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the APS, an amount computed by multiplying (x) 200% of the Reference Rate (or Treasury Rate if applicable) for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding APS and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the APS, if any, for which Notice of Redemption has been given by the Trust pursuant to paragraph (b) of Section 3 of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such failure is not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the Outstanding APS to be redeemed, and such failure shall not have been cured as described herein, Auctions will be suspended until such failure is so cured and the dividend rate for the APS for each Subsequent Dividend Period thereof commencing after such failure to and including the Subsequent Dividend Period, if any, during which such Failure to Deposit is so cured shall be a rate per annum equal to the


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      Maximum Rate on the Auction Date for such Subsequent  Dividend Period (but with the prevailing rating for such shares, for purposes of determining such Maximum Rate, being deemed to be "Below "ba3") (the rate per annum at which dividends are payable on the APS for any Rate Period being herein referred to as the "Applicable Rate"). A Failure to Deposit with respect to the APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Rate Period if, not later than 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the APS and (B) without duplication, the Redemption Price for the APS, if any, for which Notice of Redemption has been given by the Trust pursuant to paragraph (b) of Section 3 of this Part I.

            (ii) The amount of dividends per share payable on the Outstanding APS on any date on which dividends shall be payable on shares shall be computed by multiplying the respective Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period is a Rate Period, or is contained in a Rate Period, of less than one year and 360 for all other Dividend Periods, and applying the rate obtained against $50,000.

            (d) Any dividend payment made on the APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such APS.

            (e) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares ranking, as to the payment of dividends, on a parity with the APS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the APS through the most recent Dividend Payment Date. When dividends are not paid in full upon the APS through their most recent respective Dividend Payment Dates or upon the shares for any other class or series of shares ranking on a parity as to the payment of dividends with the APS through their most recent respective dividend payment dates, all dividends declared upon the APS and any other such class or series of shares ranking on a parity as to the payment of dividends with the APS shall be declared pro rata so that the amount of dividends declared per share on the APS and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the APS and such other class or series of shares bear to each other (for purposes of this sentence, the amount of dividends declared per share shall be based on the Applicable Rate or Rates for such shares for the Dividend Periods during which dividends were not paid in full). Holders of the APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the APS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the APS which may be in arrears, and, except to the extent set forth in subsection (c)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.


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            (f)  Dividends  on the APS shall be  designated  as  exempt-interest dividends up to the amount of tax-exempt income of the Trust, to the extent permitted by, and for purposes of, Section 852 of the Internal Revenue Code of 1986, as amended from time to time.

            (g) The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the APS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

      3. Redemption. (a) (i) After the Initial Dividend Period with respect to the APS and upon giving a Notice of Redemption, as provided below, the Trust at its option may redeem the APS, in whole or in part, on the second Business Day next preceding any Dividend Payment Date applicable to those APS called for redemption, out of funds legally available therefor, at the Optional Redemption Price; provided that during a Special Dividend Period of more than 28 days no APS will be subject to optional redemption during any Non-Call Period; provided, that the APS may not be redeemed in part if after such partial redemption fewer than 50 shares remain outstanding.

            (ii) If fewer than all of the outstanding APS are to be redeemed pursuant to subparagraph (a)(i) of this Section 3, the number of APS to be redeemed shall be determined by the Board of Trustees, and such APS shall be redeemed pro rata from the Holders in proportion to the number of such APS held by such Holders.

            (iii) No APS shall be redeemed  pursuant to subparagraphs  (a)(i) or
      (a)(ii) of this Section 3 unless, on the date on which the Trust intends to give notice of such redemption pursuant to paragraph (b) of this
      Section 3, (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including the applicable premium, if any) due to Holders of the APS by reason of the redemption of such shares on such redemption date and (b) a Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the APS and requires such maintenance) each at least equal the APS Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, and on the date of redemption.

            (iv) Subject to Section 3(g), the Trust shall redeem at the Mandatory Redemption Price certain of the APS if the Trust fails to maintain a Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the APS and requires such redemption) in an amount greater than or equal to the APS Basic Maintenance Amount


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      or fails to maintain 1940 Act APS Asset  Coverage in  accordance  with the requirements of the rating agency or agencies then rating the APS and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of APS to be redeemed shall be equal to the lesser of (i) the minimum number of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other Preferred
      Shares  subject  to  redemption  or   retirement,   would  result  in  the
      satisfaction of the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided, that if there is no such minimum number of APS and other Preferred Shares the redemption of which would have such result, all the APS and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of APS, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor. In determining the APS required to be redeemed in accordance with this subparagraph (a)(iv), the Trust shall allocate the number required to be redeemed to satisfy the APS Basic Maintenance Amount or the 1940 Act APS Asset Coverage, as the case may be, pro rata among the APS and other Preferred Shares subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this Section 3. The Trust shall effect such redemption not earlier than 20 days and not later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of APS and other Preferred Shares which are subject to redemption provisions similar to those contained in this subparagraph (a)(iv) of this Section 3 or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those APS and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding APS are to be redeemed pursuant to this Section 3(a)(iv), the number of APS to be redeemed shall be redeemed pro rata from the Holders of such APS in proportion to the number of shares held by such Holders.

            (b) The Trust is required to give not less than five nor more than 40 Business Days' Notice of Redemption. The Auction Agent will use its reasonable efforts to provide telephonic notice to each holder of APS called for redemption not later than the close of business on the Business Day on which the Auction Agent determines the shares to be redeemed (as described above) (or, during the occurrence of a Failure to Deposit with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Trust). Such telephonic notice will be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Auction Agent to each holder of record of the APS called for redemption, the Broker-Dealers and the Securities Depository. Every Notice of Redemption and other redemption notice with respect to APS (other than any such notice required under the 1940 Act) will state: (1) the redemption date, (2) the number of APS to be redeemed, (3) the redemption price, (4) that dividends on the APS to be redeemed will cease to accumulate as of such redemption date and
(5) the provision of the APS Provisions pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof will affect the validity of the


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redemption proceedings,  except as required by applicable law. If fewer than all of the APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of APS to be redeemed from such Holder.

            (c) Notwithstanding the provisions of paragraph (a) of this Section 3, if any dividends on the APS are in arrears, none of the APS shall be redeemed unless all Outstanding shares of the APS are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any such APS; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding APS pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding APS.

            (d) Upon the deposit of funds sufficient to redeem the APS with the Auction Agent and the giving of Notice of Redemption under Paragraph (b) of this
Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, but without any interest or other additional amount, except as provided in Section 2(c)(i) and in Section
12. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Optional Redemption Price or Mandatory Redemption Price, as the case may be, shall be paid by the Auction Agent to the Holders of the APS subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Optional Redemption Price of the APS called for redemption on such date and (ii) all other amounts to which Holders of the APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of the APS so called for redemption may look only to the Trust for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

            (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem the APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed the APS for which a Notice of Redemption has been given,


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dividends  may be declared and paid on the APS and shall  include  those APS for which a Notice of Redemption has been given.

            (f) All moneys paid to the Auction Agent for payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

            (g) In effecting any redemption pursuant to this Section 3, the Trust shall use its best efforts to comply with all applicable procedural conditions precedent to effecting such redemption under the 1940 Act and Massachusetts law, but shall effect no redemption except to the extent permitted by the 1940 Act and Massachusetts law. The Trust shall also have the power and authority to repurchase APS from Holders from time to time in accordance with applicable law, provided that the Trust shall be under no obligation to do so.

            (h) In the case of any redemption pursuant to this Section 3, only whole APS shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

            (i) Notwithstanding anything herein to the contrary, including, without limitation, Section 5(d)(i) of Part I hereof, the Board of Trustees may authorize, create or issue any class or series of Preferred Shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, to the extent permitted by the 1940 Act, as amended, if, upon issuance, the net proceeds from the sale of such Preferred Shares (or such portion thereof needed to redeem the Outstanding APS) are deposited with the Auction Agent in accordance with Section 3(d) of Part I hereof, Notice of Redemption pursuant to Section 3(b) of Part I hereof has been delivered prior thereto or is sent promptly thereafter (or, as to any Holder of APS, such Notice of Redemption is waived in writing by such Holder), and such proceeds are used to redeem the Outstanding APS.

      4. Designation of Special Dividend Periods. (a) The Trust, at its option and by resolution of the Board of Trustees (including a committee thereof or action of its delegate as provided below), may designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period; provided, however, that such designation shall be effective only if (i) notice thereof shall have been given in accordance with paragraph (b) and clause (i) of paragraph (c) of this Section 4, (ii) any Failure to Deposit that shall have occurred with respect to the APS during any Dividend Period shall have been cured in accordance with the provisions of the third sentence of paragraph
(c)(i) of Section 2 of this Part I, (iii) Sufficient Clearing Bids (as defined in Section 1 of Part II hereof) for such APS shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (iv) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph (b) of Section 3 of this Part I with respect to any of the APS, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent and (v) in the event the Trust wishes to designate any succeeding Subsequent Dividend Period for such APS as a Special Dividend Period consisting of more than 28 Rate Period Days, the Trust has provided notice and an APS Basic Maintenance Report (A) to Moody's (if Moody's is then rating the APS) that states that the Discounted Value of Moody's Eligible Assets is greater than or equal to the APS Basic Maintenance Amount and
(B) to any Other Rating Agency which is then rating the APS and so requires stating that the discounted value of any Other Rating Agency Eligible Assets is greater than or equal to the amount, if any, required by such Other Rating Agency.

            (b) If the Trust proposes to designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period of more than 28 Rate Period Days pursuant to paragraph (a) of this Section 4, not less than 20 nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Dividend Period (which shall be such day that would otherwise be the first day of a Minimum Dividend Period), notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in New York City which carries financial news, and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (i) that the Trust may exercise its option to designate a succeeding Subsequent Dividend Period of such APS as a Special Dividend Period, specifying the first day thereof and (ii) that the Trust will by 11:00 a.m., New York City time, on the second Business Day next preceding such date notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Dividend Period designated and the terms of the Specific Redemption Provisions, if any, or (y) its determination not to exercise such option.

            (c) No later than 11:00 a.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period the Trust shall deliver to the Auction Agent either:

            (i) a notice stating (A) that the Trust has determined to designate the next succeeding Dividend Period as a Special Dividend Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Dividend Period, (C) the terms of the Specific Redemption Provisions, if any, (D) that such Special Dividend Period shall not commence if (1) on such Auction Date Sufficient Clearing Bids shall not exist (in which case the succeeding Rate Period shall be a Minimum Dividend Period) or (2) a Failure to Deposit shall have occurred prior to the first day of such Special Dividend Period and (E) the scheduled Dividend Payment Dates for such APS during such Special Dividend Period; provided, that if such Special Dividend Period consists of more than 28 Rate Period Days, such notice will be accompanied by an APS Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Dividend Period, (1) a Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS), assuming for the purposes of calculating Moody's Eligible Assets in connection with an APS Basic Maintenance Report required to be prepared pursuant to this Section 4(C)(i), a Moody's Exposure Period of "eight weeks or less but greater than seven weeks" and
      (2) a discounted value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the

      APS and so requires) at least equal the amount as of such Business Day specified by such Other Rating Agency, if any; or

            (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Dividend Period for such APS and that the next succeeding Dividend Period of such APS shall be a minimum Dividend Period.

If the Trust fails to deliver either such notice with respect to any designation of any proposed Special Dividend Period to the Auction Agent by 11:00 am., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Dividend Period of the effect such forth in clause (ii) of the preceding sentence.

            (d) Without limitation of any other provision herein or in the Trust's By-Laws, the Board of Trustees of the Trust shall have the authority and power from time to time to delegate to a committee of the Board the power to take all actions contemplated by this Section 4 of Part I with respect to the establishment of Special Dividend Periods including, without limitation, the determinations called for by paragraph (c) above, and any such committee may, with respect to any Special Dividend Period of 90 days or fewer, delegate those functions to the Trust's investment adviser, subject, in all cases, to the determination of the Board of Trustees or any such committee, respectively, to revoke such delegation.

      5. Voting Rights. (a) Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of APS shall be entitled to one vote for each of the APS held on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including APS, and of Common Shares shall vote together as a single class; provided, that at any meeting of the shareholders of the Trust held for the purpose of electing Trustees, the holders of outstanding Preferred Shares, including APS, represented in person or by proxy at said meeting, shall elect two Trustees of the Trust, each Preferred Share, including each of the APS, entitling the holder thereof to one vote. Subject to paragraph (b) of this
Section 5, the holders of outstanding Common Shares and outstanding Preferred Shares voting as a single class shall elect the balance of the trustees.

            (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting
Period"), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares, including APS, would constitute a majority of the Board of Trustees as so increased by such smallest number, and the holders of Preferred Shares, including APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

            (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares, including any outstanding APS, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

            (ii) if at any time holders of any other Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Such Voting Period shall terminate if (i) the Trust thereafter shall pay or declare a dividend and deposit cash or securities with the Auction Agent equal to the accumulated dividends payable on outstanding Preferred Shares; or (ii) such voting rights of the holders of any other Preferred Shares to elect a majority of the Trustees of the Trust shall cease. Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 5 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 5.

            (c) (i) As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional Trustees as described in paragraph (b) of this Section 5, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such Holders, by mailing a notice of such special meeting to such holders, such meeting to be held (subject to adjournment) not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph (b) of this
      Section 5 on a one-vote-per-share basis.

            (ii) For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Certificate of Vote, by the other provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote and no APS shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the Redemption Price for the redemption of such shares has been deposited in trust with the Auction Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3 of this Part I. None of the APS held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting or other purposes.

            (iii) The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent Trustees elected by the holders of the Common Shares and the Preferred Shares, shall constitute the duly elected trustees of the Trust.

            (iv) Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b) of this
      Section 5 shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph (b) of this
      Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 5.

            (d) (i) So long as any of the APS are Outstanding, the Trust shall not, without the affirmative vote of the Holders of the Outstanding APS determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the 1940 Act (voting separately as one class): (a) authorize, create or issue any class or series of shares of beneficial interest ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or increase the authorized amount of APS (except that, notwithstanding the foregoing, but subject to the provisions of Section 13, the Board of Trustees, without the vote or consent of the Holders of APS, may from time to time authorize and create, and the Trust may from time to time issue, classes or series of Preferred Shares, including APS, ranking on a parity with the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, subject to continuing compliance by the Trust with 1940 Act APS Asset Coverage and APS Basic Maintenance Amount requirements, provided that the Trust obtains written confirmation from Moody's (if Moody's is then rating APS) and any Other Rating Agency (if any Other Rating Agency is then rating APS and so requires) that the issuance of such class or series would not impair the rating then assigned by such rating agency to the APS), (b) amend, alter or repeal the provisions of the Declaration of Trust, including this Certificate of Vote, whether by merger, consolidation or otherwise, as so to affect any preferences, right or power of such APS or the Holders thereof; provided, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers and (ii) the authorization, creation and issuance of classes or series of shares ranking junior to the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody's or any Other Rating Agency which so requires is then rating the APS and such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act APS Asset Coverage or the APS Basic Maintenance Amount, or (c) file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

            (ii) The Board of Trustees, without the vote or consent of any Holder of APS or any other shareholder of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided, that the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the APS and in no event being required to be obtained in the case of the definitions relevant only to and adopted in connection with the rating of the APS by any Other Rating Agency, if any) that such amendment, alteration or repeal would not impair the rating then assigned by Moody's. In addition, the Board of Trustees, without the vote or consent of any Holder of APS or any other shareholder of the Trust, may from time to time adopt, amend, alter or repeal any or all of additional or other definitions or add covenants and other obligations of the Trust (e.g., maintenance of minimum liquidity level) or confirm the applicability of covenants and other obligations set forth herein in connection with obtaining or maintaining the rating of Moody's or any Other Rating Agency with respect to the APS, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided the Board of Trustees receives written confirmation from the relevant rating agency (if such rating agency is then rating the APS and so requires, it being understood that such confirmation shall be obtained from a particular rating agency only with respect to definitions relevant to that rating agency) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such rating agency. Any such amendment, alteration or repeal shall be set forth in a further certificate of vote which shall be filed by the Trust with the Massachusetts Secretary of State and thereupon become part of the Declaration of Trust. Notwithstanding anything herein to the contrary, no amendment or alteration pursuant to this subparagraph (ii) shall in any event cause the Maximum Rate to fall below the Maximum Rate that would have resulted absent such amendment or alteration.

Definitions Subject to Change by Trustee Action

      APS Basic Maintenance Amount
      APS Basic Maintenance Cure Date
      APS Basic Maintenance Report
      Cure Date
      Deposit Securities
      Discounted Value
      Eligible Assets
      Market Value
      Maximum Potential Additional Dividends Liability
      Maximum Rate
      Minimum Dividend Period

      Moody's Discount Factor
      Moody's Eligible Asset
      Moody's Exposure Period
      Moody's Hedging Transactions
      Moody's Volatility Factor
      Municipal Obligations
      1940 Act Cure Date
      1940 Act APS Asset Coverage
      Quarterly Valuation Date
      Receivables for Massachusetts Municipal Obligations Sold
      Valuation Date
      Variation Margin

            (e) Unless otherwise required by law, the Holders of the APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of the APS shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the APS, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this Section 5.

            (f) Unless a higher percentage is provided for in the Declaration of Trust, the affirmative vote of the Holders of a majority of the outstanding APS, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Trust under
Section 13(a) of the 1940 Act. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the APS) and any Other Rating Agency which so requires (if any Other Rating Agency is then rating the APS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. In addition, the Trust shall notify Moody's (if Moody's is then rating the APS) and any Other Rating Agency which so requires (if any Other Rating Agency is then rating the APS) of the results of any vote described in the proceeding sentence.

            6. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of the APS then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for the APS shall be $50,000 per share, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of final distribution in same-day funds, together with any payments required to be made pursuant to
Section 12 in connection with the liquidation of the Trust.

            (b) Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other corporation nor the merger or consolidation of any other corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 6.

            (c) After the payment to the Holders of the APS of the full preferential amounts provided for in this Section 6, the Holders of the APS as such shall have no right or claim to any of the remaining assets of the Trust.

            (d) In the event the assets of the Trust available for distribution to the Holders of the APS upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 6, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless a proportionate distributive amount shall be paid on account of the APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

            (e) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the APS as provided in paragraph (a) of this Section 6, but not prior thereto, any other series of class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the APS shall not be entitled to share therein.

            7. Auction Agent. For so long as any of the APS is outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which, however, may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any of the APS is outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

            8. 1940 Act APS Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any of the APS is outstanding, the 1940 Act APS Asset Coverage; provided, however, that Section 3(a)(iv) shall be the sole remedy in the event the Trust fails to do so.

            9. APS Basic Maintenance Amount. (a) So long as APS are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount (if Moody's is then rating the APS) and (ii) Other Rating Agency Eligible Assets equal to or greater than the APS Basic Maintenance Amount if any Other Rating Agency then rating the APS so requires; provided, however, that Section 3(a)(iv) shall be the sole remedy in the event the Trust fails to do so. In managing the Trust's portfolio, the Trust's investment adviser will not alter the composition of the Trust's portfolio if, in the reasonable belief of the Trust's investment adviser, the effect of any such alteration would be to cause the Trust to have Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the APS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of the Trust's Eligible Assets exceeded the APS Basic Maintenance Amount by five percent or less, the investment adviser will not alter the composition of the Trust's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of the Trust's Eligible Assets unless the Trust shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of the Trust's Eligible Assets would exceed the APS Basic Maintenance Amount.

            (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to maintain a Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the APS and so requires) in an amount greater than or equal to the APS Basic Maintenance Amount, and on the third Business Day after the APS Basic
Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS), any Other Rating Agency which is then rating the APS and so requires and the Auction Agent (if Moody's or any Other Rating Agency which so requires is then rating the APS) an APS Basic Maintenance Report as of the date of such failure or such APS Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full APS Basic Maintenance Report. The Trust will also deliver an APS Basic Maintenance Report to Moody's (if Moody's is then rating the APS) and any Other Rating Agency which is then rating the APS and so requires, on any Valuation Date that
(i) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or Other Rating Agency Eligible Assets as contemplated above, as the case may be, is greater than the APS Basic Maintenance Amount by five percent or less or (ii) on any date which the Trust redeems Common Shares. The Trust will also deliver an APS Basic Maintenance Report to any rating agency which so requires it upon its request. A failure by the Trust to deliver an APS Basic Maintenance Report under subparagraph (b) of this Section 9 shall be deemed to be delivery of an APS Basic Maintenance Report indicating that the Discounted Value for all assets of the Trust is less than the APS Basic Maintenance Amount, as of the relevant Valuation Date.

            (c) Within ten Business Days after a Quarterly Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the APS), any Other Rating Agency which is then rating the APS which so requires and the Auction Agent (if either Moody's or any Other Rating Agency which so requires is then rating the APS) (i) the mathematical accuracy of the calculations reflected in the APS Basic Maintenance Report prepared by the Trust on such date (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust determined in accordance with this Certificate of Vote whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report), Moody's Eligible Assets (if Moody's is then rating the APS) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the APS and so requires) of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation") and (iii) that the Trust has satisfied the requirements of paragraph 13(i), excluding clauses
(A) and (B) in the final sentence of such paragraph. In preparing such confirmation, the Independent Accountant shall be entitled to rely, without further investigation, on such interpretations of law by the Trust as may have been necessary for the Trust to perform the computations contained in the APS Basic Maintenance Report.

            (d) Within ten Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph (b) of this Section 9 relating to any Valuation Date on which the Trust failed to maintain a Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) or Other Rating Agency Eligible Assets (if applicable) in an amount greater than or equal to the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure to exceed or equal the APS Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the APS), any Other Rating Agency which is then rating the APS and so requires and the Auction Agent (if Moody's or any Other Rating Agency which is then rating the APS so requires) an Accountant's Confirmation as to such APS Basic Maintenance Report.

            (e) If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this Section 9 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the APS) or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the APS and so requires), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the APS Basic Maintenance Report to Moody's (if Moody's is then rating the APS), any Other Rating Agency which is then rating the APS and so requires and the Auction Agent (if Moody's or any Other Rating Agency which is then rating the APS so requires) promptly following receipt by the Trust of such Accountant's Confirmation.

            (f) On or  before  5:00  p.m.,  New York  City  time,  on the  first
Business Day after the Date of Original Issue of the APS, the Trust shall complete and deliver to Moody's (if Moody's is then rating the APS) and to any Other Rating Agency which is then rating the APS and so requires, an APS Basic Maintenance Report as of the close of business of such Date of

Original Issue. Within five Business Days of such Date of Original Issue, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the APS) and to any Other Rating Agency that is then rating the APS and so requires (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of Moody's Eligible Assets or Other Rating Agency Eligible Assets (if applicable), as the case may be, reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon.

      10. [Reserved]

      11. Restrictions on Certain Distributions. For as long as any of the APS is Outstanding, and except as set forth in Sections 2(e) and 6(d) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the APS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of shares of APS required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) if Moody's is then rating the APS or any Other Rating Agency is then rating the APS and so requires, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchases, Common Shares or other shares, if any, ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to the APS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the APS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the APS) and Other Rating Agency Eligible Assets (if applicable) would each at least equal the APS Basic Maintenance Amount.

      12. Additional Dividends. If the Trust retroactively allocates any net capital gains or other income taxable for Federal income tax purposes to the APS by reason of the fact that such allocation is made as a result of (i) the realization of net capital gains or other income taxable for Federal income tax purposes, (ii) the redemption of all or a portion of the outstanding APS or (iii) the liquidation of the Trust (such allocation being referred to herein as a "Retroactive Taxable Allocation"), the Trust will simultaneously, if practicable, with such allocation but in no event later than 270 days after the end of the Trust's taxable year in which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each Holder of such shares during such taxable year at such Holder's address as the same appears or last appeared on the share books of the Trust. Such Holders of such shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, dividends in an amount equal to the aggregate Additional Dividends with respect to all Retroactive Taxable Allocations made to such shares during the taxable year in question, such dividends to be payable by the Trust to the Auction Agent, for distribution to such Holders, within 30 days after the notice described above is given to the Auction Agent.

      13. Certain Other Restrictions. (a) For so long as any of the APS is outstanding and Moody' is then rating such shares, the Trust will not, unless it has received written confirmation from Moody's that any such action would not impair the ratings then assigned by Moody's to the APS, engage in any one or more of the following transactions:

            (i) transactions in options on securities, futures contracts or options on futures contracts except as necessary to effect Closing Transactions and except that in connection with Moody's Hedging
      Transactions: (A) the Trust may buy call or put option contracts on securities; (B) the Trust may write covered call options on securities; and (C) the Trust may write put options on securities. For purposes of valuation of Moody's Eligible Assets: (A) if the Trust writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires within the Moody's Exposure Period, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Trust writes a put option, the underlying assets will be valued at the lesser of (1) the exercise price and (2) the Discounted Value of the underlying security; and (C) call or put option contracts which the Trust buys have no value. For so long as any APS are rated by Moody's: (A) the Trust will not engage in options and futures transactions for leveraging or speculative purposes; (B) the Trust will not write or sell any anticipatory contracts pursuant to which the Trust hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount; (D) for purposes of the APS Basic Maintenance Amount assets in margin accounts are not Moody's Eligible Assets; (E) the Trust shall enter into only exchange-traded futures and shall write only exchange-traded options on exchanges approved by Moody's; (F) where delivery may be made to the Trust with any of a class of securities, the Trust shall assume for purposes of the APS Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (G) the Trust will not engage in forward contracts; and (H) there shall be a quarterly audit made of the Trust's independent accountants to confirm that the Trust is in compliance with these standards;

            (ii) incur any indebtedness for borrowed money, without prior written approval of Moody's that such indebtedness for money borrowed would not adversely affect the then current rating by Moody's of the APS except that the Trust may, without obtaining the written confirmation described above, incur indebtedness for the purpose of clearing securities transactions if the Discounted Value of Moody's Eligible Assets would be equal or exceed the APS Basic Maintenance Amount after giving effect to such indebtedness; provided however, that any such indebtedness shall be repaid within 60 days and will not be extended or renewed;

            (iii) issue any class or series of shares ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any APS previously purchased or redeemed by the Trust; or

            (iv) engage in short sale transactions;

             (b) [Reserved]

      14. Notice. All notices or communications, unless otherwise specified in the By-Laws of the Trust or this Certificate of Vote, shall be sufficiently given if in writing and delivered in person, by telecopier or mailed by first-class mail, postage prepaid. Notice delivered pursuant to this Section 14 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed.

      15. Definitions. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "`AA' Composite Commercial Paper Rate," on any date for any Rate Period, shall mean (i) (A) in the case of any Minimum Dividend Period or any Rate Period between 7 and 28 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, in the case of any Minimum Dividend Period of 7 days or any Rate Period with 7 Rate Period Days and if the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate when all of the Outstanding APS are subject to Submitted Hold Orders, then the interest equivalent of the 7-day rate, and (B) in the case of any Rate Period with more than 28 Rate Period Days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York, for the Business Day immediately preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite
Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

      "Accountant's  Confirmation" shall have the meaning set forth in paragraph
(c) of Section 9 of this Part I.

      "Additional Dividends" shall mean payment to a Holder of APS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such Holder with respect to the taxable year in question, would cause such Holder's dividends in dollars (after Federal and Massachusetts income tax consequences) from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividends to be equal to the dollar amount of the dividends which would have been received by such Holder if the amount of the aggregate Retroactive Taxable Allocations had been excludable from the gross income of such Holder. Such Additional Dividends shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Holder of APS is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Retroactive Taxable Allocation and each Additional Dividend, to the extent it consists of ordinary income or capital gain, would be taxable in the hands of each Holder of APS at the maximum marginal combined regular Federal and Massachusetts individual income tax rate applicable to ordinary income or net capital gains, as applicable (taking into account the Federal income tax deductibility of state and local income tax paid or incurred), or the maximum marginal regular Federal corporate income tax rate, whichever is greater, in effect during the taxable year in question.

      "Anticipation  Notes"  shall mean the  following  Massachusetts  Municipal
Obligations: tax anticipation notes, revenue anticipation notes and tax and revenue anticipation notes.

      "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

      "APS Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i) (A) the product of the number of APS Outstanding on such date multiplied by $50,000; (B) the aggregate amount of dividends that will have accumulated at the

Applicable Rate (whether or not earned or declared) to (but not including) the first Dividend Payment Date for the APS outstanding that follows such Valuation Date (or to the 47th day after such Valuation Date, if such 47th day is earlier than the first following Dividend Payment Date): (C) the amount equal to the Projected Dividend Amount (based on the number of APS Outstanding on such date);
(D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Additional Dividend Liability as of such Valuation Date; (F) the amount of any premium payable pursuant to a Premium Call Period; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of
(i)(A) through (i)(F) (including, without limitation, any amounts described in Section 13 of Part I as required to be treated as liabilities in connection with the Trust's transactions in futures and options and including any payables for Municipal Obligations purchased as of such Valuation Date) less (ii) either (A) the face value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(G) if such assets mature prior to or on the date of payment of the liability for which such assets are deposited and are either securities issued or guaranteed by the United States Government or having a rating assigned by Moody's of P-1, VMIG-1 or MIG-1 (or, with respect to the APS Basic Maintenance Amount requirement if any Other Rating Agency, if applicable, the equivalent) or (B) the Discounted Value of such assets. For purposes of the APS Basic Maintenance Amount in connection with Moody's rating of the APS, with respect to any transactions by the Trust in securities options, the Trust shall include as liabilities (i) 10% of the exercise price of a call option written by the Trust and (ii) the exercise price of any written put option.

      "APS Basic Maintenance Cure Date", with respect to the failure by the Trust to satisfy the APS Basic Maintenance Amount (as required by paragraph (a) of Section 9 of this Part I) as of a given Valuation Dates shall mean the third Business Day following such Valuation Date.

      "APS Basic Maintenance Report" shall mean a report signed by the President or Treasurer of the Trust or by any officer of State Street Bank and Trust Company, the Trust's administrator, which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

      "Auction"  shall  mean  each  periodic   implementation   of  the  Auction
Procedures.

      "Auction Agency Agreement" shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for APS so long as the Applicable Rate is to be based on the results of an Auction.

      "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with Section 7 of this Part I.

      "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period; initially Wednesday, December 22, 1993, and thereafter each Wednesday, subject to change as set forth herein.

      "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

      "Board of Trustees" shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

      "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in the City of New York, New York, are authorized by law to close.

      "Closing Transactions" shall mean the termination of a futures contract or option position by taking an equal position opposite thereto in the same delivery month as such initial position being terminated.

      "Commercial Paper Dealers" shall mean Kidder, Peabody & Co. Incorporated, Goldman, Sachs & Co., Lehman Commercial Paper Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors, if such entity is a commercial paper dealer.

      "Common Shares" shall mean the common shares of beneficial interest, par value $.01 per share, of the Trust.

      "Cure Date" shall mean the APS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

      "Date of Original Issue", with respect to the APS initially issued by the Trust, shall mean the date on which the Trust initially issued shares of such APS, and with respect to later issued shares of APS, if any, the date on which such shares of APS are issued by the Trust.

      "Deposit   Securities"  shall  mean  cash  and   Massachusetts   Municipal
Obligations rated at least P-1, MIG-1 or VMIG-1 by Moody's.

      "Discounted Value" shall mean, with respect to a Moody's Eligible Asset, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, provided that with respect to a Moody's Eligible Asset, Discounted Value shall not exceed the par value of such Asset at any time.

      "Dividend Payment Date," with respect to the APS, shall mean any date on which dividends on shares of such APS are payable pursuant to the provisions of paragraph (b) of Section 2 of this Part I.

      "Dividend Period", with respect to the APS, shall mean the period from and including the Date of Original Issue to but excluding the initial Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

      "Eligible Assets" shall mean Moody's Eligible Assets at any time Moody's is rating the APS and Other Rating Agency Eligible Assets if any Other Rating Agency is at any time rating the APS.

      "Failure to Deposit", with respect to the APS, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such APS, in funds available on such Dividend Payment Date in New York City, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such APS or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such APS in New York City, the Redemption Price to be paid on such redemption date for such APS after notice of redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

      "Holder", with respect to the APS, shall mean the registered holder of shares of such APS as the same appears on the share books of the Trust.

      "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Trust an independent accountant or firm of independent accountants under the Securities Act of 1933, as amended from time to time.

      "Initial Dividend Period," with respect to the APS, shall mean the period from and including the Date of Original Issue thereof to but excluding the initial Dividend Payment Date which occurs in a month which contains the first scheduled Auction Date for such APS.

      "Initial Margin" shall mean the amount of cash or securities deposited with a custodial for the benefit of a futures commission merchant as a good-faith deposit at the time of the initiation of a purchase or sale position with respect to a futures contract or a sale position with respect to an option position thereon.

      "Interest Equivalent" shall mean a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

      "Mandatory Redemption Price" shall mean $50,000 per share of APS plus an amount equal to accumulated but unpaid dividends thereon to the date fixed for redemption (whether or not earned or declared).

      "Marginal Tax Rate" shall mean the marginal combined regular Federal and Massachusetts income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state and local income tax paid or incurred) or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

      "Market Value" of any asset of the Trust shall mean the market value thereof determined by the Pricing Service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the Pricing Service using methods which include consideration of yields or prices or municipal bonds of comparable quality, type of issue, coupon, maturity and rating, indications as to value from dealers, and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event that the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids, at least one of which shall be in writing, obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security.

      "Massachusetts Municipal Obligations" shall mean "Massachusetts Municipal Obligations" as defined in the Trust's Registration Statement on Form N-2 (File No. 33-70304) filed with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

      "Maximum Potential Additional Dividends Liability," as of any Valuation Date, shall mean the aggregate amount of Additional Dividends that would be due if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Additional Dividends are fully taxable.

      "Minimum Dividend Period" shall mean with respect to the APS any Rate Period consisting of seven Rate Period Days.

      "Moody's"  shall  mean  Moody's  Investors   Service,   Inc.,  a  Delaware
corporation, and its successors.

      "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                                    Rating Category
                                 ----------------------------------------------------------
Moody's Exposure Period          Aaa(1)   Aa     A'    Baa'  Other(2) VMIG-1'(3)' 5P-1+(3)'
-----------------------          ------   --     --    ----  -------- ----------- --------
7 weeks .......................   151%   159%   168%   202%    229%      136%       148%
8 weeks or less but greater
  than seven weeks ............   154    164    173    205     235       137        149
9 weeks or less but greater
  than eight weeks ............   158    169    179    209     242       138        150

----------
1     Moody's rating.

2 Massachusetts Municipal Obligations not rated by Moody's but rated BBB-. BBB or BBB+ by S&P.

3 Massachusetts Municipal Obligations rated MIG-1 or VMIG-1 or, if not rated by Moody's, rated SP-1 + by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating.

4 For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of "A" by Moody's.

      Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Massachusetts Municipal Obligations so long as such Massachusetts Municipal Obligations are rated at least MIG-1, VMIG-1 or P-i by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period and the Moody's Discount Factor for such Massachusetts Municipal Obligations will be 125 % as long as such Massachusetts Municipal Obligations are rated at least A-1-/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Massachusetts Municipal Obligations Sold.

      "Moody's Eligible Asset" shall mean cash, Receivables for Massachusetts Municipal Obligations Sold or a Massachusetts Municipal Obligation that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided, that for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Municipal Obligation, such Massachusetts Municipal Obligation (excluding any short-term Massachusetts Municipal Obligation) shall be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Municipal securities of at least $10,000,000. Massachusetts Municipal Obligations issued by any one issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P, may comprise no more than 6% of total Moody's Eligible Assets; such BBB, Baa and A-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa, A and AA- rated Massachusetts Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Massachusetts Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such

Massachusetts Municipal Obligation. Massachusetts Municipal Obligations classified within one issue type concentration and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations in the same issue type and rated Baa by Moody's or A by S&P may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations in the same issue type and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations in the same issue type and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. For purposes of the issue type concentration requirement described above, Massachusetts Municipal Obligations will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), educational facilities issues (public and private schools), housing issues (single- and multi-family), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial development bond issues, utility issues (water, sewer and electricity), general obligation issues, lease obligations, escrowed bonds and other issues ("Other Issues") (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds only) not falling within one of the aforementioned categories. In no event shall (a) more than 10% of Moody's Eligible Assets consist of student loan issues, (b) more than 10% of Moody's
Eligible Assets consist of resource recovery issues or (c) more than 10% of Moody's Eligible Assets consist of Other Issues. Massachusetts Municipal Obligations issued by issuers located within a single county and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations issued by issuers located within the same county and rated Baa by Moody's or A by S&P may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations issued by issuers located within the same county and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa, A and AA- rated Massachusetts Municipal Obligations, if any, together with any Massachusetts Municipal Obligations issued by issuers located within the same county and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. The single county limitations set forth in the immediately preceding sentence apply to general obligation bonds only. For purposes of applying the foregoing requirements, a Massachusetts Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB or BBB~ by S&P. For purposes of minimum issue size, maximum underlying obligor, maximum issue type concentration and maximum county concentration, Moody's Eligible Assets shall be calculated without including cash and Massachusetts Municipal Obligations rated MIG-1 or VMIG-1 or, if not rated by Moody's, rated SP-1~ by S&P, which either mature or have a demand feature at par exercisable within the Moody's Exposure Period. In the event any of the Moody's Eligible Assets in the Trust's portfolio consist of Municipal Obligations of issuers other than Massachusetts Municipal Obligations, then such Municipal Obligations shall be subject to the following requirements regarding the maximum percentage of Moody's Eligible Assets that may be invested in Municipal Obligations of issuers located in a particular state or United States territory: such Municipal Obligations rated BBB or BBB+ by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB or BBB+ rated Municipal Obligations, if any, together with any such Municipal Obligations rated Baa by Moody's or A by S&P, may compromise no more than 20% of total Moody's Eligible Assets; such BB, BBB+, Baa and A-rated Municipal Obligations, if any, together with any such Municipal Obligations rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; such BBB, BBB+, Baa and A and A-rated Municipal Obligations, if any, together with any such Municipal Obligations rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets; and such Municipal Obligations rated Aaa by Moody's may comprise 100% of Moody's Eligible Assets; provided, however, that notwithstanding the foregoing no more than an aggregate of 10% of Moody's Eligible Assets may consist of Municipal Obligations of issuers located in United States territories~ other than Puerto Rico. Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, Massachusetts Municipal Obligations which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such Massachusetts Municipal Obligations.

      Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(G) under the definition of APS Basic Maintenance Amount or it is subject to any material lien, mortgage, pledges security interest or security agreement of any kind (collectively, "Liens"), except for
(a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by its investment adviser, its administrator, its custodian, its shareholder servicing agent or the Auction Agent and (d) Liens by virtue of any repurchase agreement.

      "Moody's Exposure Period" shall mean the period commencing on a given Valuation Date and ending 46 days thereafter.

      "Moody's Hedging Transactions" shall mean transactions in options on securities, futures contracts based on the Municipal Index or Treasury Bonds and options on such futures contracts.

      "Moody's Volatility Factor" means 272% (or 302% where notice of a Special Dividend Period of greater than 28 days but less than 50 days has been given but not yet exercised), as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:

                                                      Moody's       Moody's
% Increase in                                       Volatility    Volatility
Marginal Tax Rate                                     Factor        Factor*
-----------------                                   ----------    ----------
Less than or equal to 5% ......................         292%         323%
Greater than S % but less than 10% ............         313          347
Greater than 10% but less than 15% ............         338          373
Greater than 15% but less than 20% ............         364          402
Greater than 20% but less than 25% ............         396          436
Greater than 25% but less than 30% ............         432          474
Greater than 30% but less than 35% ............         472          518
Greater than 35% but less than 40% ............         520          570

----------
* Applicable where a notice of Special Dividend Period of greater than 28 days but less than 50 days has been given but not yet exercised.

      "Municipal Index" shall mean The Bond Buyer Municipal Bond Index.

      "Municipal Obligations" means "Municipal Obligations" as defined in the Trust's Registration Statement on Form N-2 (File No. 33-70304) filed with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time.

      "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

      "1940 Act APS Asset  Coverage"  shall mean asset  coverage,  as defined in
Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all outstanding APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).

      "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act APS Asset Coverage (as required by Section 8 of this Part I) as of the last Business Day of each month, shall mean the last Business Day of the following month.

      "Non-Call Period" shall have the meaning set forth below under "Specific Redemption Provisions.

      "Notice of Redemption" shall mean any notice with respect to the redemption of the APS pursuant to Section 3 of this Part I.

      "Optional Redemption Price" shall mean (i) $50,000 per share of APS in the case of a Rate Period of less than one year, including any Special Dividend Period of less than 365 days or (ii) with respect to a Special Dividend Period of 365 days or more the Optional Redemption

Price set forth in the Specific Redemption Provisions in connection therewith; in each case plus an amount equal to accumulated but unpaid dividends thereon to the date of redemption (whether or not earned or declared).

      "Other Rating Agency" shall mean any rating agency other than Moody's then providing a rating for the APS pursuant to the request of the Trust.

      "Other Rating Agency Eligible Assets" shall mean assets of the Trust designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Trust's assets in connection with such Other Rating Agency's rating of the APS.

      "Preferred   Shares"  shall  mean  the  authorized   preferred  shares  of
beneficial interest, par value $.01 per share, of the Trust, and includes the APS.

      "Premium Call Period" shall have the meaning set forth below under "Specific Redemption Provisions."

      "Pricing Service" shall mean Kenny Information Systems, Inc. and any successor pricing service approved in writing by Moody's (if Moody's is then rating the APS) and any Other Rating Agency (if any Other Rating Agency is then rating the APS and so requires).

      "Projected Dividend Amount" shall mean, with respect to the APS, on any Valuation Date, an amount equal to (i) the number of days, if any, from and after the last day of the then current Rate Period, until 48 calendar days from such Valuation Date, multiplied by (ii) a rate equal to the Maximum Rate for a Minimum Dividend Period multiplied by the larger of (A) the applicable Moody's Volatility Factor or (B) any other volatility factor then required by any Other Rating Agency.

      "Quarterly Valuation Date" shall mean the last Business Day of each calendar quarter, commencing December 31, 1993.

      "Rate Period," with respect to APS, shall mean the Initial Dividend Period thereof and any Subsequent Dividend Period, including any Special Dividend Period.

      "Rate Period Days," for any Rate Period, if such Rate Period is less than one year, shall mean the number of days (without giving effect to subparagraph
(b)(ii) of Section 2 of this Part I) in such Rate Period.

      "Receivables for Massachusetts Municipal Obligations Sold" shall mean for purposes of calculation of Moody's Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Massachusetts Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least

Baa3; and (ii) the Moody's Discounted Value of Massachusetts Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within the Moody's Exposure Period but do not comply with either of the conditions specified in (i) above.

      "Redemption Price" shall mean the Optional Redemption Price or the Mandatory Redemption Price, as applicable.

      "Reference Rate" shall mean, with respect to any Rate Period of less than one year, the higher of (i) the "AA" Composite Commercial Paper Rate and (ii) the Taxable Equivalent of the Short-Term Municipal Bond Rate.

      "Retroactive  Taxable  Allocation"  shall  have the  meaning  set forth in
Section 12 hereof.

      "S&P" shall mean Standard and Poor's Corporation.

      "Special Dividend Period," with respect to the APS, shall mean any Subsequent Dividend Period commencing on the date designated by the Trust in accordance with Section 4 of this Part I and ending on the last day of the last Dividend Period thereof, with such number of consecutive days or whole years as the Board of Trustees (including a committee thereof) shall specify, including the terms of any Specific Redemption Provisions, if any.

      "Specific Redemption Provisions" shall mean, with respect to any Special Dividend Period of more than 28 days, either, or any combination of, (i) period (a "Non-Call Period") determined by the Board of Trustees (including a committee thereof), after consultation with the Broker-Dealers, during which the shares subject to such Special Dividend Period are not subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees (including a committee thereof), after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period shall be redeemable at the Trust's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage or percentages of $50,000 as determined by the Board of Trustees (including a committee thereof) after consultation with the Broker-Dealers; provided, that during any Special Dividend Period of 365 or more days if on the date of determination of the Applicable Rate, such Applicable Rate equaled or exceeded the Treasury Rate, the Trust may redeem APS without regard to any Non-Call Period or Premium Call Period at the Mandatory Redemption Price; in any case the terms of any Specific Redemption Provisions shall be provided to Holders of APS and maintained as part of the records of the Trust.

      "Subsequent Dividend Period," with respect to the APS, shall mean the period from and including the first day following the Initial Dividend Period thereof to but excluding the next Dividend Payment Date which follows a scheduled Auction and any period thereafter from and including one Dividend Payment Date which follows a scheduled Auction to but excluding the next succeeding Dividend Payment Date which follows a scheduled Auction; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

      "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer or any other recognized commercial paper dealer approved by the Trustees of the Trust; provided, that none of such entities shall be a Commercial Paper Dealer.

      "Substitute U.S. Government Securities Dealer" shall mean The First Boston Corporation or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer or any other recognized U.S. Government securities dealer approved by the Trustees of the Trust; provided, that none of such entities shall be a U.S. Government Securities Dealer.

      "Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date shall mean 90% of the quotient of (a) per annum rate expressed on an Interest Equivalent basis equal to the Kenny S&P 30-day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 a.m., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto (provided that the use of such successor will not result in a reduction or withdrawal of the rating of the APS by Moody's, if Moody's is then rating the APS, or by S&P, if S&P is then rating the APS), based on 30-day yield evaluations at par of bonds, the interest on which is excludable for regular Federal income tax purposes, of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall includes without limitation, issuers of general obligations bonds but shall exclude any bonds the interest on which constitutes an item of tax preferences under section 57(a)(5) of the Internal Revenue Code or successor provisions, for purposes of the AMT, divided by (b)
1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 a.m., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (i) the per annum rate expressed on an Interest Equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (ii) 1.00 minus the Marginal Tax Rate (expressed as a decimal). For purposes of the foregoing, for so long as the APS are rated by S&P, the fund will obtain written confirmation from S&P that the appointment of a successor to Kenny Information Systems Inc. would not impair the rating assigned to the APS by S&P.

      "Treasury Bonds" shall mean U.S. Treasury Bonds backed by the full faith and credit of the U.S. Government with remaining maturities of 10 years or more.

      "Treasury Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published by The Wall Street Journal, then the arithmetic average of the yields (expressed as an interest equivalent in the case of a Rate Period which is one year or less and expressed as a bond equivalent in the case of any longer Rate Period) on the most recently auctioned non-callable direct obligations of the U.S. Government (excluding "flower" bonds) with a remaining maturity within three months of the duration of such Rate Period as quoted on a discount basis or otherwise by the U.S. Government Securities Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date. If any U.S. Government Securities Dealer does not a rate required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers as the case may be, or if the Trust does not select any such Substitute U.S. Government Securities Dealer or U.S. Government Securities Dealers.

      "Trust" shall mean The Massachusetts Health & Education Tax-Exempt Trust, a Massachusetts business trust, which is the issuer of the APS.

      "U.S. Government Securities Dealer" shall mean Kidder, Peabody & Co. Incorporated, Goldman, Sachs & Co., Lehman Government Securities Incorporated and Morgan Guaranty Trust Company of New York or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

      "Valuation Date" shall mean, for purposes of determining whether the Trust is maintaining the APS Basic Maintenance Amount, each Business Day.

      "Variation Margin" shall mean, in connection with outstanding purchase or sale positions in futures contracts and outstanding sales positions with respect to options thereon, the amount of cash and securities paid to and received from a futures commission merchant (subsequent to the Initial Margin payment) from time to time as the value of such position fluctuates.

      "Voting  Period"  shall have the  meaning  set forth in  paragraph  (b) of
Section 5 of this Part I.

                                     PART II

      1. Certain Definitions. Capitalized terms not defined in Section 1 of this
Part II shall have the respective meanings specified in Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

      "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any fund or any Person controlled by, in control of or under common control with such fund, one of the trustees or executive officers of which is also a Trustee or officer of the Trust be deemed to be an Affiliate solely because such trustee or executive officer is also a Trustee or officer of the Trust.

      "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

      "Applicable Percentage" on any Auction Date shall mean the percentage, determined as set forth below, based on the prevailing rating of such APS in effect at the close of business on the Business Day next preceding such Auction Date.

Prevailing Rating                              Percentage
-----------------                              ----------
"aa3" or higher ............................      110%
"a3" .......................................      125%
"baa3" .....................................      150%
"ba3" ......................................      200%
Below "ba3" ................................      250%

provided, however, that in the event the Trust has notified the Auction Agent of its intent to allocate income taxable for Federal income tax purposes to the APS prior to the Auction establishing the Applicable Rate for such shares the applicable percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal combined regular Federal and Massachusetts individual income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state and local income tax paid or incurred) or the maximum marginal regular Federal corporate income tax paid or rate, whichever is greater, provided further, however, that the Applicable Percentage shall be divided in the foregoing manner only to the extent of the portion of the dividend on the APS for such Rate Period that represents the allocation of taxable income to the APS.

          For purposes of this definition, the "prevailing rating" shall be (i) "aa3" or higher if the APS have a rating of "aa3" or better by Moody's or the equivalent of such ratings by any other Rating Agency then rating the APS, (ii) if not "aa3" or higher, then "a3" if the APS have a rating of "a3 "or better by Moody's or the equivalent of such rating by any Other Rating Agency then rating the APS, (iii) if not "aa3" or higher or "a3", then "baa3" if the APS have a rating of "baa3" or better by Moody's or the equivalent of such rating by any Other Rating Agency then rating the APS, (iv) if not "aa3" or higher, "a3" or "baa3", then "ba3" if the APS have a rating of "ba3" or better by Moody's or better by Moody's or the equivalent of such rating by any Other Rating Agency then rating the APS, and (v) if not "aa3" or higher, "a3", "baa3" or "ba3", then Below "ba3", provided, however, that if the APS are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency; and provided further, however, that if more than one rating agency is engaged by the Trust to provide a rating for the APS, then the "prevailing rating" will be determined with reference to the lower of such ratings. The Trust shall take all reasonable action necessary to enable Moody's or any Other Rating Agency to provide a rating for the APS. If Moody's shall not make such a rating available, the Trust in consultation with Kidder, Peabody & Co. Incorporated or its successor as Broker-Dealer shall elect a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of the APS and the Trust shall take all reasonable action to enable such rating agency or agencies to provide a rating for such APS.

      "Available  APS" shall have the  meaning  specified  in  paragraph  (a) of
Section 4 of this Part II.

      "Bid" and "Bids" shall have the respective meanings specified in paragraph
(a) of Section 2 of this Part II.

      "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

      "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of APS or a Broker-Dealer that holds APS for its own account.

      "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member of participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

      "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

      "Existing Holder," means a Broker-Dealer or any such other Person as may be permitted by the Trust that is listed as the Holder of APS in the records of the Auction Agent.

      "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

"Maximum Rate," on any Auction Date, shall mean:

            (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Dividend Period of more than 28 days designated by the Trust pursuant to Section 4 of Part I of the Certificate of Vote, the product of (A) the Reference Rate on such Auction Date for the next Rate Period and (B) the Applicable
      Percentage on such Auction Date, unless the APS has or had a Special Dividend Period (other than a Special Dividend Period of 28 Rate Period Days of less) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Dividend Period after such Special Dividend Period, in which case the higher of:

                  (A) the  dividend  rate on the  APS for the  then-ending  Rate
            Period, and

                  (B) the  product of (1) the  higher of (x) the "AA"  Composite
            Commercial Paper Rate on such Auction Date for the then-ending Rate Period, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater, and (y) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Dividend Period, if such Special Dividend Period is less than one year, or the Treasury Rate on such Auction Date for such Special Dividend Period, if such Special Dividend Period is one year or greater and (2) the Applicable Percentage on such Auction Date; or

            (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Dividend Period of more than 28 Rate Period Days designated by the Trust pursuant to
      Section 4 of Part I of the Certificate of Vote~ the product of (A) the highest of (1) the Reference Rate on such Auction Date for the then-ending Rate Period, if such Rate Period is less than one year, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater; (2) the Reference Rate on such Auction Date for the Special Dividend Period for which the Auction is being held if such Special Dividend Period is less than one year or the Treasury Rate on such Auction Date for the Special Dividend Period for which the Auction is being held if such Special Dividend Period is one year or greater, and (3) the Reference Rate on such Auction Date for Minimum Dividend Periods and
      (B) the Applicable Percentage on such Auction Date.

      "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

      "Outstanding" shall mean, as of any Auction Date of APS, the number of shares theretofore issued by the Trust except, without duplication, (i) any APS theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Trust or as to which a notice of redemption shall have been given by the Trust, (ii) any APS as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any APS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

      "Person" shall mean and include an individual, a partnership, a fund, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional APS.

      "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional APS).

      "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

      "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

      "Service" shall mean the Internal Revenue Service of the United States.

      "Submission Deadline" shall mean 1:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

      "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

      "Sufficient Clearing Bids" shall have the meaning specified in paragraph
(a) of Section 4 of this Part II.

      "Winning Bid Rate" shall have the meaning specified in paragraph (a) of
Section 4 of this Part II.

      2. Orders by Beneficial Owners. Potential Beneficial Owners. Existing Holders and Potential Holders. (a) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners only may participate in Auctions through their Broker-Dealers. Brokers- Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as a Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer also may hold APS in its own account as a Beneficial Owner. A Broker-Dealer thus may submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. Prior to the Submission Deadline on each Auction Date:

            (i) each Beneficial Owner of APS subject to an Auction on such Auction Date may submit to its Broker-Dealer by telephone or otherwise information as to:

                  (A) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Rate Period;

                  (B) the number of Outstanding shares, if any, of APS which such Beneficial Owner offers to sell if the Applicable Rate for the next succeeding Rate Period shall be less than the rate per annum specified by such Beneficial Owner, and/or

                  (C) the number of outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Rate Period;

            and

            (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of APS which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer or the communication by a Broker-Dealer acting for its own account to the Auction Agent of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order: and collectively as "Orders" and each Beneficial Owners and each Potential Beneficial Owner placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

            (b) (i) A Bid by an Existing Holder of APS subject to an Auction on any shall constitute an irrevocable offer to sell:

            (A) the number of Outstanding APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

            (B) such number or a lesser number of Outstanding APS to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

            (C) the number of Outstanding APS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate; or such number or a lesser number of Outstanding APS to be determined as set forth in clause
      (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

            (ii) A Sell Order by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell;

            (A) the number of Outstanding APS specified in such Sell Order; or

            (B) such number or a lesser number of Outstanding APS as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

            (iii) A Bid by a Potential Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase;

            (A) the number of Outstanding APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

            (B) such number or a lesser number of Outstanding APS as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

            (c) No Order for any number of APS other than whole share shall be valid.

      3. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners~ and shall specify with respect to each Order for such shares:

            (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

            (ii) the aggregate number of APS that are the subject of such Order;
      (iii) to the extent that such Bidder is an Existing Holder of APS:

                  (A) the number of shares,  if any,  of APS subject to any Hold
            Order placed by such Existing Holder;

                  (B) the number of shares,  if any,  of APS  subject to any Bid placed by such Existing  Holder and the rate  specified in such Bid;
            and

                  (C) the number of shares,  if any,  of APS subject to any Sell
            Order placed by such Existing Holder; and

            (iv) to the extent such Bidder is a Potential Holder of shares of APS, the rate and number of APS specified in such Potential Holder's Bid.

      (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

      (c) If an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (d) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding APS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

            (i) all Hold Orders for APS shall be considered valid, but only up to an including in the aggregate the number of Outstanding APS held by such Existing Holder, and if the number of APS subject to such Hold Orders exceeds the number of Outstanding APS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding APS held by such Existing Holder; (ii)

                  (A) any  Bid  for APS  shall  be  considered  valid  up to and including the excess of the number of Outstanding APS held by such Existing Holder over the number of APS subject to any Hold Orders referred to in clause (i) above;

                  (B) subject to subclause (A), if more than one Bid for APS with the same rate is submitted by such Existing Holder and the number of Outstanding APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of APS subject to each Bid with the same rate shall be reduced pro rata to cover the number of APS equal to such excess;

                  (C) subject to subclauses (A) and (B), if more than one Bid for the APS with different rates is submitted by such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                  (D) in any such event, the number, if any, of such Outstanding
            APS subject to any portion of Bids considered not valid in whole or in part under the clause (ii) shall be treated as the subject of a Bid for APS by a Potential Holder at the rate therein specified; and

            (iii) all Sell Orders for the APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the sum of the APS subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

            (e) If more than one Bid for APS is submitted on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

            (f) An Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

      4 Determination of Sufficient Clearing Bids. Winning Bid Rate and Applicable Rate.

(a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders, "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders and shall for APS for which an Auction is being held determine:

            (i) Outstanding APS referred to as the the excess of the number of Outstanding APS over the number of subject to Submitted Hold Orders (such excess being hereinafter "Available APS");

            (ii) from the Submitted Orders whether:

            (A) the number of Outstanding APS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of

            (B) the number of Outstanding APS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

            (C) the number of Outstanding APS subject to Submitted Sell Orders

(in the event such excess or such equality exists (other than because the number of APS in subclauses (B) and (C) above is zero because all of the Outstanding APS are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

            (iii) if Sufficient Clearing Bids exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

            (A) (I) each such Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the APS that are subject to such Submitted Bids; and

            (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding APS which, when added to the number of Outstanding APS to be purchased by such Potential Holders described in subclause (B) above, would equal no less than the Available APS.

            (b) Promptly after the Auction Agent has made the determination pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Trust of the Maximum Rate for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for the next succeeding Rate Period thereof as follows:

            (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate so determined;

            (ii) If Sufficient Clearing Bids do not exist (other than because all of the Outstanding APS are subject to Submitted Hold Orders)~ that the Applicable Rate for the next succeeding Rate Period, which shall be a Minimum Dividend Period, thereof shall be equal to the Maximum Rate; or

            (iii) if all of the Outstanding APS are subject to Submitted Hold Orders~ that the Applicable Rate for such APS for the next succeeding Rate Period thereof shall be equal to the product of (A)(I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period is less than one year or (II) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or greater and (B) 1 minus the maximum combined marginal regular Federal and Massachusetts individual income tax rate applicable to ordinary income (taking into account the Federal income tax deductibility of state and local income tax paid or incurred) or the maximum marginal regular Federal corporate income tax rate, whichever is greater; provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to the APS in such Rate Period any net capital gains or other income taxable for Federal income tax purposes~ the Applicable Rate in respect of that portion of the dividend on the APS for such Rate Period that represents the allocation of net capital gains or other income taxable for Federal income tax purposes will be the rate described in the preceding clause
      (A)(I) or (II), as applicable~ without being multiplied by the factor set forth in the preceding clause (B).

      5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

            (a) If Sufficient Clearing Bids for APS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (i) Existing Holders' Submitted Bids for APS specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the APS subject to such Submitted Bids;

            (ii) Existing Holders' Submitted Bids for APS specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

            (iii) Potential Holders' Submitted Bids for APS specifying any rate that is lower than the Winning Bid Rate shall be accepted;

            (iv) each Existing Holder's Submitted Bid for APS specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold APS subject to such Submitted Bid, but only in an amount equal to the number of APS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

            (v) each Potential Holder's Submitted Bid for APS specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of APS obtained by multiplying the number of shares in the excess of the Available APS over the number of the APS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate; and

            (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding APS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (i) Existing Holders' Submitted Bids for APS specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

            (ii) Potential Holders' Submitted Bids for APS specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

            (iii) Each Existing Holder's Submitted Bid for APS specifying any rate that is higher than the Maximum Rate and the Submitted Sell Orders for APS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the APS subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of APS obtained by multiplying the number of APS subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding APS subject to all such Submitted Bids and Submitted Sell Orders.

            (c) If all of the Outstanding APS are subject to Submitted Holder Orders, all Submitted Bids shall be rejected.

            (d) If, as a result of the  procedures  described  in clause (iv) or
(v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Dates the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

            (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Dates the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing the APS on such Auction Date.

            (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of APS to be purchased and the aggregate number of APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each
Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of APS such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of APS such Broker-Dealer shall receive, as the case may be, of APS.

      6. Notification of Allocations. In normal circumstances, whenever the Trust intends to include any net capital gains or other income taxable for Federal income tax purposes in any dividend on the APS, the Trust may notify the Auction Agent of the amount to be so included 15 days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will in turn notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will notify its Beneficial Owners and Potential Beneficial Owners believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

      7. Miscellaneous. (a) In addition to and not in lieu of the rights of amendment and supplement otherwise set forth herein, the Board of Trustees may interpret or adjust the provisions of this Certificate of Vote to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Certificate of Vote with respect to the APS prior to the issuance of the APS.

            (b) A Beneficial Owner may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to the Trust; provided, that in the case of all transfers other than pursuant to Auctions, such Beneficial Owner, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

            (c) All of the APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee.

            (d) Neither the Trust nor any Affiliate thereof may submit an Order in any Auction, except that any Broker-Dealer that is an affiliate of the Trust may submit Orders in an Auction, but only if such Orders are not for its own account.

      IN WITNESS WHEREOF, the undersigned has caused this Certificate of Vote to be executed as of December 7, 1993.

                                                /s/ John R. LeClaire
                                                ------------------------
                                                John R. LeClaire, Secretary

Commonwealth of Massachusetts )
                              ) ss
County of Suffolk
                              )

      Then personally appeared before me John R. LeClaire, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed in his capacity as Secretary of The Massachusetts Health & Education Tax Exempt Trust.

                                                     Before me,
                                                     /s/ Terry Bradley
                                                     --------------------
                                                     Notary Public

My commission expires:    October 24. 1997
                          ----------------


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